Execution Copy

Exhibit 10.1

AMENDMENT No. 3 to First Amended and Restated
EMPLOYMENT AGREEMENT

Reference is hereby made to the First Amended and Restated Employment Agreement, dated May 29, 1998, by and between Medallion Financial Corp. (the “Company”) and Andrew Murstein (“you”), as amended by Amendment No. 1 thereto dated April 27, 2017 and Amendment No. 2 thereto dated December 22, 2017 (the “Employment Agreement”). This Amendment No. 3 (this “Amendment”) is entered in on April 27, 2023 by and between the Company and you and amends the terms and conditions of the Employment Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

1.
Term. The following new sentences are hereby added to the end of Section 2 of the Employment Agreement as follows: “Effective as of May 29, 2023, the foregoing provisions of this Section 2 shall cease to apply, and the following provisions shall apply instead: The Company shall employ the Executive for a four-year term that shall commence on May 29, 2023 and shall end on May 28, 2027 (such period, and each extension thereto, the “Employment Period”), unless otherwise terminated pursuant to the terms hereof; provided, however, that on May 29, 2024, and on each May 29th thereafter, the then-applicable Employment Period shall automatically renew for a three-year term (commencing on the applicable May 29th on which such renewal occurs), unless, prior to the end of the first year of the then-applicable three-year term, either the Company or the Executive provides notice to the other party to this Agreement of its intention not to renew the Employment Period for a new three-year term. Any notice given pursuant to this Section 2 shall be provided in accordance with Section 8.1 hereof and shall be provided not later than 30 days prior to the end of such one-year period (i.e., may not be given later than April 28th of any given one-year period).”
2.
Good Reason. Clause (a) of Section 4.5 of the Employment Agreement is hereby deleted in its entirety and replaced with the following: “(a) the assignment to the Executive of any duties inconsistent with his status as President of the Company, his removal from the position of President of the Company, or a substantial alteration in the nature or status of his responsibilities from those in effect immediately prior to the Change in Control;”
3.
No Other Changes. Except as expressly amended by this Amendment, the Employment Agreement will remain in full force and effect. Whenever the Employment Agreement is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Employment Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.
4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
5.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Amendment may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

Medallion Financial COrp.

By: Marisa T. Silverman /s/ Andrew Murstein
Name: Marisa T. Silverman Andrew Murstein
Title: EVP & General Counsel

[Signature Page to Amendment No. 3 to Andrew Murstein Employment Agreement]